UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 21, 2004, Netopia, Inc. (the “Company”) and Mark H. Perry entered into an Employment Agreement (the “Agreement”). Under the terms of the Agreement, effective October 21, 2004, the Company agreed to employ Mr. Perry as its Interim Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer). The initial term of the Agreement is for a period commencing on October 21, 2004 and continuing through April 30, 2005. Either the Company or Mr. Perry may terminate the Agreement effective at any time on or after April 30, 2005 for any reason or no reason upon thirty (30) days’ prior written notice to the other party. The Company has agreed to compensate Mr. Perry at the rate of $20,000 per month. In addition, the Company has agreed to pay Mr. Perry a transportation allowance in the amount of $200 per month, and reimburse Mr. Perry for approved business expenses. Mr. Perry will participate in the Company’s employee benefits programs made available generally by the Company to its officers in the United States. In addition, the Company will recommend to the Compensation Committee of the Board of Directors that Mr. Perry be awarded a stock option grant to purchase 30,000 shares of the Company’s common stock. The stock option grant will vest at the rate of 5,000 shares per month on the last day of each month commencing on November 30, 2004, such that all shares will be vested and exercisable on April 30, 2005, provided that the Agreement has not been terminated in accordance with its terms prior to such date. The stock option grant will be subject to all terms and conditions of the Company’s stock option plan, and the exercise price will be the fair market value of the Company’s common stock on the date of grant.

On October 21, 2004, Netopia, Inc. (the “Company”) and William D. Baker entered into a Consulting Agreement (the “Consulting Agreement”). The term of the Consulting Agreement is for a six month period commencing on November 1, 2004 and continuing through April 30, 2005. Under the terms of the Consulting Agreement, Mr. Baker has agreed to assist the Company with respect to its financial reporting and the transition to a new permanent principal accounting and financial officer. Mr. Baker will be compensated at the rate of $17,125 per month during the term of the Consulting Agreement, and will not receive any other compensation or benefits.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 21, 2004, the Company announced the resignation of William D. Baker as the Company’s Senior Vice President, Finance and Operations, and Chief Financial Officer (Principal Accounting and Financial Officer). Mr. Baker’s resignation is effective October 29, 2004. As described above in Item 1.01, the Company has entered into a Consulting Agreement with Mr. Baker, the material terms of which are set forth above in Item 1.01.

On October 21, 2004, the Company announced the appointment of Mark H. Perry as the Company’s Interim Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer). Mr. Perry’s appointment will be effective on October 21, 2004. Mr. Perry is 54 years old. Mr. Perry has not previously been employed by the Company as an employee or engaged by the Company in any capacity. Most recently, Mr. Perry has served as Senior Vice President and Controller for URS Corporation from December 2001 through February 2004. Prior to his employment at URS Corporation, Mr. Perry served as Executive Vice President and Chief Financial Officer at Covad Communications and spent 11 years at US West. As described above in Item 1.01, the Company has entered into an Employment Agreement with Mr. Perry, the material terms of which are set forth above in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
10.1	Employment Agreement effective October 21, 2004 between Mark H. Perry and Netopia, Inc.

10.2	Consulting Agreement effective November 1, 2004 between William D. Baker and Netopia, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: October 27, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)